JOHN HANCOCK CAPITAL SERIES
                              101 Huntington Avenue
                                Boston, MA 02199


John Hancock Signature Services, Inc.
1 John Hancock Way, Suite 1000
Boston, MA  02217-1000

         Re:  Master Transfer Agency and Service Agreement
              --------------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 11.01 of the Amended and Restated Master Transfer Agency and Service Agreement dated as of June 1, 1998 between John Hancock Capital Series (the "Trust") and John Hancock Signature Services, Inc. (the "Transfer Agent"), please be advised that the Trust has established a new series of its shares, namely, John Hancock Classic Value Fund (the "Fund"), and please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Amended and Restated Master Transfer Agency and Service Agreement for the Fund in accordance with the fee schedule attached as Exhibit A.

         Please state below whether you are willing to render such services in accordance with the fee schedule attached as Exhibit A.

                                                JOHN HANCOCK CAPITAL SERIES
                                                On behalf of
                                                John Hancock Classic Value Fund


ATTEST: /s/Susan S. Newton                      By: /s/Maureen R. Ford
        ------------------                        --------------------
        Susan S. Newton                           Maureen R. Ford
        Senior Vice President and Secretary       Chairman, President, and CEO

Dated:  November 8, 2002


         We are willing to render transfer agency services to John Hancock Classic Value Fund in accordance with the fee schedule attached hereto as Exhibit A.


                                          JOHN HANCOCK SIGNATURE SERVICES, INC.


ATTEST:___________________________        By: /s/John Hatch
                                              -----------------
                                              John Hatch, Vice President

Dated:  November 8, 2002